Exhibit 10.2
EIGHTH AMENDMENT TO CONSULTING AGREEMENT
     This EIGHTH AMENDMENT TO CONSULTING AGREEMENT (the “Amendment”) is entered into on March 8, 2007, to be effective as of January 1, 2007 (the “Effective Date”), by and between JOHN M. PIETRUSKI, an individual residing at 27 Paddock Lane, Colts Neck, New Jersey 07722 (“Consultant”), and ENCYSIVE PHARMACEUTICALS INC., a Delaware corporation located at 4848 Loop Central Drive, Suite 700, Houston, Texas 77081 (the “Corporation”).
     WHEREAS, the Corporation and Consultant have entered into that certain Consulting Agreement, dated January 1, 1992, as the same has been amended from time to time (the “Agreement”), which is herby incorporated herein by reference; and
     WHEREAS, pursuant to the Agreement, the Corporation has retained Consultant to provide consulting services to the Corporation with respect to corporate governance, business development and other such matters; and
     WHEREAS, the Corporation and Consultant desire to amend the Agreement as herein set forth.
     NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants contained herein, the parties hereto agree as follows:
     1. Definitions. If not otherwise defined herein, all capitalized terms used herein shall have their respective meaning assigned to them in the Agreement.
     2. Amendment to Section 2. Effective as of the date hereof, Section 2 of the Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting the following in lieu thereof:
     “(a) Consultant’s retention under this agreement shall commence on the date hereof (the “Commencement Date”) and shall end on the earliest to occur of: (i) the death or disability (as defined herein) of Consultant; (ii) the termination of Consultant’s retention by the Corporation for cause (as defined herein); or (iii) December 31, 2007. After December 31, 2007, this Agreement may be renewed for additional periods on all the remaining terms and conditions set forth herein upon mutual agreement of Consultant and the Corporation.”
     3. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement, as amended hereby, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, as amended, are ratified and confirmed and shall continue in full force and effect. Corporation and Consultant agree that the Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     4. Except as expressly modified or amended hereby, the terms and provisions of the Agreement shall remain in force and effect in accordance with the terms hereof; provided, however, that from and after the Effective Date any reference to the Agreement shall be deemed and construed as meaning the Agreement as amended and modified hereby.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

CONSULTANT:
Date: March 8, 2007	/s/ John M. Pietruski
John M. Pietruski

CORPORATION: ENCYSIVE PHARMACEUTICALS INC.
Date: March 8, 2007	/s/ Bruce D. Given, M.D.
Bruce D. Given, M.D.
President and Chief Executive Officer